EXHIBIT 10.1
Skyworks Solutions, Inc.
Restricted Stock Agreement
Granted Under 2005 Long-Term Incentive Plan
     AGREEMENT made this                      day of                                         , 2005 (the “Grant Date”), between Skyworks Solutions, Inc. a Delaware corporation (the “Company”), and                                                              (the “Participant”).
     For good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
     1. Issuance of Shares.
     The Company shall issue to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2005 Long-Term Incentive Plan (the “Plan”),                      shares (the “Shares”) of common stock, $0.25 par value, of the Company (“Common Stock”). The Shares shall be divided into two tranches, the “First Tranche” and the “Second Tranche”, each having the same number of Shares. The Company shall issue to the Participant one or more certificates in the name of the Participant for that number of Shares to be issued to the Participant hereunder, or, alternatively, the Shares may be held in book entry by the Company’s transfer agent in the name of the Employee for that number of Shares issued to the Employee. The Participant agrees that the Shares shall be subject to forfeiture pursuant to Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.
     2. Forfeiture Option.
          (a) In the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, prior to the fourth anniversary of the Grant Date, the Company shall have the right and option (the “Forfeiture Option”) to demand that the Participant forfeit some or all of the Unvested Shares (as defined below).
     “Unvested Shares” means with respect to a tranche of Shares, the total number of Shares in such tranche multiplied by the Applicable Percentage for such tranche at the time the Forfeiture Option becomes exercisable by the Company. The “Applicable Percentage” for the First Tranche shall be (i) 100% during the 36-month period ending on the day preceding the third anniversary of the Grant Date and (ii) zero on and after the third anniversary of the Grant Date. The “Applicable Percentage” for the Second Tranche shall be (i) 100% during the 48-month period ending on the day preceding the fourth anniversary of the Grant Date and (ii) zero on and after the fourth anniversary of the Grant Date.
          (b) In the event that the Participant’s employment with the Company is terminated by reason of death or disability, the number of the Shares for which the Forfeiture Option becomes exercisable shall be zero percent (0%) of the number of Unvested Shares for which the Forfeiture Option would otherwise become exercisable. For this purpose, “disability”

shall mean the permanent disability of the Participant as defined in Section 22(e)(3) of the Internal Revenue Code of 1986.
          (c) For purposes of this Agreement, the Participant’s employment with the Company shall not be considered to have terminated if he or she remains employed by a parent or subsidiary of the Company.
          (d) In the event that the percentage change of the price per share of the Company’s Common Stock for a Measurement Period ranks in the 60th percentile or above of the percentage changes of the price per share of the common stock of the entities in the Peer Group listed on Exhibit C, then the Applicable Percentage of the First Tranche shall become zero as of the last day of such Measurement Period. If the Applicable Percentage of the First Tranche has become zero through the passage of time or a previous application of the provisions of this subsection (d), then the Applicable Percentage of the Second Tranche shall become zero as of the last day of such Measurement Period.
A “Measurement Period” is a period of one year beginning on the Grant Date or an anniversary thereof and ending on the anniversary of the Grant Date that is one year later. The percentage change in the stock of the Company or one of the members of the Peer Group shall be determined by comparing the Average Price as of the last day of the Measurement Period to the Average Price as of the first day of the Measurement Period. The Average Price of an entity as of any date shall be the average closing price for the stock of the entity on the Trading Days during the 30-day period ending on such date. A Trading Day is any day on which the Nasdaq National Market is open for trading.
If a member of the Peer Group ceases to be publicly traded during a Measurement Period it shall be disregarded for such Measurement Period and for each subsequent Measurement Period. If the Compensation Committee of the Company’s Board of Directors (the “Committee”) determines that a member of the Peer Group has ceased to be a significant competitor of the Company, such entity shall be removed from the Peer Group. If two or more members of the Peer Group combine in any manner and the resulting entity is a significant competitor of the Company, the resulting entity shall become a member of the Peer Group, provided that the percentage change for such resulting entity for the Measurement Period within which such combination occurs may be adjusted by the Committee in extraordinary circumstances, as the Committee deems appropriate in its sole discretion, to take such combination into account. The Committee may add an entity to the Peer Group if it determines in its sole discretion that such entity has become a significant competitor of the Company. All determinations with respect to the operation, application, and interpretation of this Subsection (d) shall be made by the Compensation Committee in its sole discretion and shall be final and binding on all persons.
     3. Exercise of Forfeiture Option and Closing.
          (a) The Company may exercise the Forfeiture Option by delivering or mailing to the Participant (or his estate), within 90 days after the termination of the employment of the Participant with the Company, a written notice of exercise of the Forfeiture Option. Such notice shall specify the number of Shares to be forfeited. If and to the extent the Forfeiture Option is not so exercised by the giving of such a notice within such 90-day period, the Forfeiture Option shall automatically expire and terminate effective upon the expiration of such 90-day period.
          (b) Within 10 days after delivery to the Participant of the Company’s notice of the exercise of the Forfeiture Option pursuant to subsection (a) above, the Participant (or his estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 5 below, tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has demanded forfeiture of in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company.
          (c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.
          (d) The Company shall not demand forfeiture of any fraction of a Share upon exercise of the Forfeiture Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).
          (e) The Company may assign its Forfeiture Option to one or more persons or entities.
     4. Restrictions on Transfer.
     The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are subject to the Forfeiture Option, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved in writing by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the Forfeiture Option set forth in Section 2) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement..
     5. Escrow.
     The Participant shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the General Counsel of the Company, as escrow agent thereunder. The Participant shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.
     6. Restrictive Legends.
     All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and a forfeiture option set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”
     7. Provisions of the Plan.
          (a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
          (b) As provided in the Plan, upon the occurrence of a Reorganization Event (as defined in the Plan), the rights of the Company hereunder (including the right to exercise the Forfeiture Option) shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.
     8. Withholding Taxes; Section 83(b) Election.
          (a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Participant or the lapse of the Forfeiture Option.
          (b) The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are issued rather than when and as the Company’s Forfeiture Option expires by filing an election under Section 83(b) of the Internal Revenue Code of 1986 with the Internal Revenue Service within 30 days from the date of issuance.
          THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.
     9. Miscellaneous.
          (a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired accepting shares issued hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.
          (b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
          (c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
          (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
          (e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.
          (f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          (g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
          (h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.
          (i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.
          (j) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Skyworks Solutions, Inc.

By:

Title: President & Chief Executive Officer

[Name of Participant]

Address:

Exhibit A
Skyworks Solutions, Inc.
Joint Escrow Instructions
DATE                     ,
VP and General Counsel
Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, MA 01801
Dear Sir:
     As Escrow Agent for Skyworks Solutions, Inc., a Delaware corporation, and its successors in interest under the Restricted Stock Agreement (the “Agreement”) of even date herewith, to which a copy of these Joint Escrow Instructions is attached (the “Company”), and the undersigned person (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Agreement in accordance with the following instructions:
     1. Appointment. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. For purposes of these Joint Escrow Instructions, “Shares” shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this Section 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.
     2. Closing of Forfeiture.
          (a) Upon any exercise of the Forfeiture Option by the Company pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the number of Shares to be tendered, as determined pursuant to the Agreement, and the time for a closing hereunder (the “Closing”) at the principal office of the Company. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.
          (b) At the Closing, you are directed (i) to date the stock assignment form or forms necessary for the transfer of the Shares, (ii) to fill in on such form or forms the number of Shares being transferred, and (iii) to deliver same, together with the certificate or certificates evidencing the Shares to be transferred.

     3. Withdrawal. The Holder shall have the right to withdraw from this escrow any Shares as to which the Forfeiture Option (as defined in the Agreement) has terminated or expired.
     4. Duties of Escrow Agent.
          (a) Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
          (b) You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
          (c) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. If you are uncertain of any actions to be taken or instructions to be followed, you may refuse to act in the absence of an order, judgment or decrees of a court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person or entity, by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
          (d) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
          (e) You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.
          (f) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Secretary of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Secretary shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.
          (g) If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
          (h) It is understood and agreed that if you believe a dispute has arisen with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.
          (i) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.
          (j) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys’ fees and disbursements, (including without limitation the fees of counsel retained pursuant to Section 4(e) above, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.
     5. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Notices to the Company shall be sent to the address set forth in the salutation hereto, Attn: General Counsel

HOLDER:	Notices to Holder shall be sent to the address set forth below Holder’s signature below.

ESCROW AGENT:	Notices to the Escrow Agent shall be sent to the address set forth in the salutation hereto.
     6. Miscellaneous.
          (a) By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

          (b) This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Very truly yours,

Skyworks Solutions, Inc.

By:

Title: President and Chief Executive Officer

HOLDER:

(Signature)

Print Name

Address:

Date Signed:

ESCROW AGENT:

Exhibit B
(STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE)
     FOR VALUE RECEIVED, I hereby sell, assign and transfer unto                                          (                    ) shares of Common Stock, $0.25 par value per share, of                                          (the “Corporation”) standing in my name on the books of the Corporation represented by Certificate(s) Number                      herewith, and do hereby irrevocably constitute and appoint                                          attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

IN PRESENCE OF

     NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration, enlargement, or any change whatever and must be guaranteed by a commercial bank, trust company or member firm of the Boston, New York or Midwest Stock Exchange.

Exhibit C
Peer Group Members
Agere Systems Inc.
Anadigics, Inc.
Analog Devices, Inc.
Broadcom Corp.
Cypress Semiconductor Corporation
Fairchild Semiconductor Corp.
Integrated Device Technology, Inc.
Intersil Corporation
Linear Technology Corporation
LSI Logic Corporation
Maxim Integrated Products, Inc.
National Semiconductor Corporation
ON Semiconductor Corp.
RF Micro Devices, Inc.
Silicon Laboratories Inc.
TriQuint Semiconductor, Inc.
Vitesse Semiconductor Corporation